Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 22, 2005, accompanying the financial statements of Hudson United Bancorp and Subsidiaries Savings and Investment Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation of said report in the Registration Statement of Hudson United Bancorp on Form S-8 (File No. 333-28733, effective June 6, 1997).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania June 22, 2005